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                                                                EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

3174697 Canada, Inc., a Canadian corporation

Del Acquisition Corporation, a Delaware corporation

ACT Networks (BNS), Inc., a Delaware corporation